Exhibit 11.1
INTEL CORPORATION
COMPUTATION OF EARNINGS PER SHARE
(in millions, except per share amounts)
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                                                      Three Months Ended            Nine Months Ended
                                                     Oct. 1,      Sept. 25,       Oct. 1      Sept. 25,
                                                      1994          1993           1994          1993
                                                     ------        ------         ------        ------
PRIMARY SHARES CALCULATION

Reconciliation of weighted average number of shares outstanding to amount used in primary earnings per share computation:

Weighted average number of
  shares outstanding                                    413           417            416           418

Add shares issuable from assumed  exercise
  of options and warrants                                21            23             22            23
                                                     ------        ------         ------        ------
Weighted average number of shares
  outstanding as adjusted                               434           440            438           441
                                                     ======        ======         ======        ======

FULLY DILUTED SHARES CALCULATION

Reconciliation of weighted average number of shares outstanding to amount used in fully diluted earnings per share computation:

Weighted average number of shares
  outstanding                                           413           417            416           418

Add shares issuable from assumed
  exercise of options and warrants                       21            25             22            23
                                                     ------        ------         ------        ------
Weighted average number of shares
  outstanding as adjusted                               434           442            438           441
                                                     ======        ======         ======        ======

NET INCOME                                            $ 659         $ 584         $1,916        $1,701
                                                     ======        ======         ======        ======

PRIMARY EARNINGS PER SHARE                           $ 1.52        $ 1.33         $ 4.37        $ 3.86
                                                     ======        ======         ======        ======
(1) FULLY DILUTED EARNINGS
     PER SHARE                                       $ 1.52        $ 1.32         $ 4.37        $ 3.86
                                                     ======        ======         ======        ======

(1) Earnings per common equivalent share presented on the face of the statements of income represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the statement of income because the differences are insignificant.
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